SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date Report (Date of earliest event reported) October 15, 1996



                         BONNEVILLE PACIFIC CORPORATION
               (Exact name of registrant as specified in charter)



Delaware                    0-14846                         87-0363215
(State or other             (Commission                     (IRA Employer
jurisdiction of             File Number)                    Identification No.)
incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah                      84101
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number including area code                (801) 363-2520

(Former name or former address, if changed since last report) Not applicable

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Item 3.           Bankruptcy or Receivership.

     On December 5, 1991, the Registrant filed a petition in the United States Bankruptcy Court for the District of Utah, Central Division, Case No. 91A-27701, seeking protection to reorganize under Chapter 11 of the Federal Bankruptcy Code. Subsequent to the filing, the Registrant has applied to the Securities and Exchange Commission (the "Commission") to modify its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On April 9, 1992, the Commission indicated that it would raise no objection if the Registrant modified its reporting obligations under the Exchange Act. A copy of the Monthly Financial Report for the period September 1, 1996 to September 30, 1996, as filed with the bankruptcy court is included as an exhibit hereto. On June 12, 1992, Roger G. Segal was appointed as the Chapter 11 Bankruptcy Trustee for the Company.


Item 5.           Other Events.

For information on litigation and matters previously reported, refer to the narrative on pages Form 2-G of the accompanying bankruptcy report.






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                                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     BONNEVILLE PACIFIC CORPORATION




                                     By:  Roger G. Segal, Chapter 11 Trustee

DATED October 15, 1996


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BONNEVILLE PACIFIC CORPORATION



                              By:  R. Stephen Blackham, Assistant Controller

DATED October 15, 1996























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                            MONTHLY FINANCIAL REPORT
                                   CHAPTER 11

DEBTOR:    BONNEVILLE PACIFIC CORPORATION

CASE NO. 91A-27701        For Period September 1 to September 30, 1996
            Accounting Method Used: |X| Accrual Basis |_| Cash Basis


                                   COVER SHEET


                          THIS REPORT IS DUE 15 DAYS AFTER THE END OF THE MONTH.
Mark One Box For Each     The debtor must attach each of the following reports/
Required Report/Document  documents unless the U.S. Trustee has waived the requirement in writing. File original with Clerk of Court. File duplicate with U.S. Trustee.

Report/Document  Previously
Attached         Waived    REQUIRED REPORTS/DOCUMENTS
[ x ]            [ ]       Cash Receipts & Disbursements Statement (Form 2-B)
[ x ]            [ ]       Balance Sheet (Form 2-C)
[ x ]            [ ]       Profit and Loss Statement (Form 2-D)
[ x ]            [ ]       Supporting Schedules (Form 2-E)
[ x ]            [ ]       Quarterly Fee Summary (Form 2-F)
[ x ]            [ ]       Narrative (Form 2-G)
[ x ]            [ ]       Bank Statement(s) for Debtor in Possession Account(s)


I declare under penalty of perjury that the following Monthly Financial
Report and any attachments thereto, is true and correct to the best of my knowledge and belief.

Executed on:   October 15, 1996

                                    Debtor(s):  BONNEVILLE PACIFIC CORPORATION

                                    By:         R. Stephen Blackham
                                    Position:   Assistant Controller

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

                         Statement of Chapter 11 Trustee


     Roger G. Segal, Chapter 11 Trustee of the bankruptcy case of Bonneville Pacific Corporation, having been so appointed on June 12, 1992, hereby states that he has reviewed the following Monthly Financial Report and any attachments thereto and that, based on his review and the representations of officers and employees of the debtor, Bonneville Pacific Corporation, he believes that the information contained in the Monthly Financial Report and attachments is true and correct. However, neither Roger G. Segal, Chapter 11 Trustee, nor Neilson, Elggren, Durkin & Company, as accountants for Roger G. Segal, Chapter 11
Trustee, has had an opportunity to independently verify that the information contained in the following Monthly Financial Report and the attachments thereto is true and correct.

     DATED this 15th day of October 1996.



                                       _______________________________________
                                       Roger G. Segal, Chapter 11 Trustee


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                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                            Bankruptcy No. 91A-27701
                                    Narrative
                     For the Month Ended September 30, 1996

 ______________________________________________________________________________


Bonneville Pacific Corporation (the "Company" or "Bonneville") has continued to conduct its normal business activities during the month of September 1996 (the reporting period). These activities have included responding to the Operating Guidelines and Reporting Requirements for Chapter 11 debtors.

Significant actions related to the Company during the month of September and the first part of October 1996(1)(other than administrative matters, including professional fee applications) in accordance with various provisions of the Bankruptcy Code are as follows:

     1. The Segal v. Portland General, et al. action pending in the United States District Court, Case No. 92-C-364-J (the "Litigation") has been discussed at length in the previous Monthly Financial Reports filed by the Trustee and in the Trustee's four (4) Annual Reports, including the Report for the period of July 1, 1995 through June 30, 1996 filed on September 19, 1996, Concerning the Administration of the Estate. The Annual Report for this latest period is attached to this Monthly Financial Report. These Reports (which are on file with both the Bankruptcy Court and the Securities & Exchange Commission) must be reviewed for an understanding of the history and nature of the Litigation, including previous settlements (2) reached by the Trustee.

          The $65,000,000.00 Deloitte settlement dated April 23, 1996 was approved by the Bankruptcy Court and the litigation by the Trustee against Deloitte was dismissed by the District Court; however, two appeals to the United States District Court for the District of Utah were filed concerning the Bankruptcy Court's Order approving the Deloitte settlement. As a result of the appeals, Deloitte & Touche was required, pursuant to the terms of the Settlement Agreement, as approved by the Bankruptcy Court, to pay the $65,000,000.00 into an interest-bearing escrow account; Deloitte & Touche did, on June 21, 1996, pay the $65,000,000.00 into an escrow account created for the settlement. All parties to the appeals fully briefed the issues on appeal. The Trustee also filed a Motion to Consolidate the Appeals and at a hearing held on July 22, 1996 the Court, in the absence of an objection, granted the Motion to Consolidate. At a hearing held on July 26, 1996, on the merits of the

______________________________

(1) This narrative attempts to summarize significant events affecting the Company through October 11, 1996.

(2) Each settlement agreement should be reviewed in its entirety for all terms and conditions (and consideration) of the settlement.

          appeal, all parties to the appeals presented a Stipulated Order which affirmed the Bankruptcy Court's order approving the settlement and resolved the appeals in the Trustee's favor; the District Court on July 26, 1996 entered its Order Affirming the Bankruptcy Court Order Approving the Deloitte & Touche Settlement. The $65,000,000.00, plus accrued interest of $352,224.00, was paid from the escrow account to the Company on September 5, 1996 at which time $21,450,000.00 in attorney fees, previously approved by the United States Bankruptcy Court (order dated July 23, 1996), was paid to the Trustee's special litigation counsel, Beus, Gilbert & Morrill.

          On August 8, 1996, the Trustee entered into a comprehensive settlement agreement with defendants Fraser & Beatty and J. Michael Bradley. The settlement2 provided for payment to Bonneville Pacific Corporation of Ten Million ($10,000,000.00) U.S. Dollars during the month of September 1996 in exchange for a complete release of any and all claims which the Trustee or the estate had against Fraser & Beatty, J. Michael Bradley and related parties. The settlement was conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The motion to the Bankruptcy Court for approval of the settlement was heard as scheduled on September 3, 1996, at which hearing the Bankruptcy Court approved the settlement. The United States District Court, based upon the Stipulated Motion for Final Judgment and Order of Dismissal of the Parties, on September 4, 1996, signed the Judgment and Order of Dismissal of Fraser & Beatty and J. Michael Bradley from the Litigation. The $10,000,000.00 settlement was paid to the Company on September 9, 1996.

          On August 12, 1996, the Trustee entered into a comprehensive settlement agreement with Piper Jaffray Inc. The settlement2 provided for payment to Bonneville Pacific Corporation of Seven Million ($7,000,000.00) dollars during the month of September 1996 in exchange for a complete release of any and all claims which the Trustee or the estate had against Piper Jaffray Inc. and related parties. The settlement also provides for payment by Piper Jaffray Inc. of another $1,500,000.00 to the Company on September 9, 1997 and an additional $1,500,000.00 to the Company on September 9, 1998. The settlement was conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The motion to the Bankruptcy Court for approval of the settlement was heard by the Bankruptcy Court as scheduled on September 9, 1996, at which hearing the Bankruptcy Court approved the motion. The United States District Court, based upon the stipulated motion of the parties, on September 10, 1996, signed the Final Judgment and Order of Dismissal of Piper Jaffray from the Litigation. The $7,000,000.00 settlement payment was paid to the Company on September 1, 1996.

          On August 22, 1996 the Trustee entered into a comprehensive verbal settlement agreement with Portland General Corporation ("PGC"), its wholly owned subsidiary, Portland General Holding Inc. ("PGHI") and certain past and present officers of PGC or PGHI (collectively such entities and persons are referred to as "Portland"). Pursuant to the settlement, which was documented by formal settlement agreement2 dated September 9, 1996, Portland will release any and all claims against Bonneville, its estate and related entities and individuals except that PGHI will retain ownership of 2,000,000 shares of common stock of Bonneville. PGHI will surrender ownership of approximately 7,842,000 shares of common stock of Bonneville and Portland will withdraw with prejudice its filed claim (in the amount of $230,369,276.00) against Bonneville and will dismiss its counterclaim against Bonneville and its estate now pending in the Litigation. In exchange Portland will receive a release from Bonneville and its estate of all claims and causes of action, including those asserted in the Litigation. The settlement is intended to resolve any and all claims and/or rights and interest of the parties against one another and related entities and individuals except for such restricted rights as PGHI will have as the owner of 2,000,000 shares of common stock of Bonneville. Furthermore the settlement and will result in Thirty Million Six Hundred Twenty Thousand Five Hundred Forty Dollars ($30,620,540.00) of liabilities now reflected on Bonneville's Balance Sheet being removed therefrom as well as a reduction of approximately Two Hundred Million Dollars ($200,000,000.00) from the amount of unbooked liabilities reflected in note 6 to the Balance Sheet. The settlement was conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The Motion for Approval of the Settlement Agreement was heard by the United States Bankruptcy Court as scheduled on October 7, 1996, at which hearing the Bankruptcy Court approved the Motion. The United States District Court, based upon the Stipulated Motion of the parties on October 11, 1996, signed the Final Judgment and Order of Dismissal of Portland General from the Litigation.

          On September 20, 1996 the Trustee entered into a verbal settlement agreement with Kidder Peabody. Pursuant to the settlement, which was documented by formal settlement agreement dated October 4, 1996,
          Kidder Peabody will pay $15,000,000.00 to Bonneville Pacific Corporation , for a complete release of any and all claims which the Trustee or the estate has against Kidder Peabody. The settlement is conditioned upon approval by the United States District Court and the United States Bankruptcy Court. The Trustee has filed a Motion for Approval of the Settlement Agreement with the United States Bankruptcy Court and a hearing on the Motion has been scheduled for October 28, 1996. Kidder Peabody, on October 4, 1996, paid the $15,000,000.00 to the Trustee to be held in trust pending approval of the settlement; if the settlement is approved and the Litigation dismissed then the funds held in trust by the Trustee will be paid to the Company.

          All litigation settlement recoveries actually received by the Company are subject to a contingency fee in favor of the law firm of Beus, Gilbert & Morrill, special litigation counsel for the Trustee. The "Legal Representation Agreement" between the Trustee and Beus, Gilbert & Morrill, which agreement sets forth the terms of the contingent fee arrangement, was approved by the Bankruptcy Court in 1992. Pursuant to the contingent fee agreement, Beus, Gilbert & Morrill would, after subtracting for litigation costs, be paid forty percent (40%) of any settlement or litigation recoveries received after trial commences, thirty-three percent (33%) of any settlement sums received after the litigation is filed but before trial commences, or, as the case may be, twenty percent (20%) of the settlement sum received if the settlement occurs before litigation is commenced ( in all instances less amounts paid to

          The Trustee's General Counsel, Cohne, Rappaport & Segal, P.C., for fees related to the Litigation). Any fees or costs to be paid to Beus, Gilbert & Morrill must first be allowed (approved) by the Bankruptcy Court upon application after notice and hearing. Beus, Gilbert & Morrill, on October 10, 1996, filed its Fifth Application(3) for Allowance of Interim Fees seeking allowance of $10,678,397.33 in fees based upon (a) the Ten Million Dollar ($10,000,000.00) Fraser & Beatty settlement, (b) the Fifteen Million Dollar ($15,000,000.00) Kidder Peabody Settlement (if approved and paid), (c) the Seven Million Dollar ($7,000,000.00) settlement sum paid by Piper Jaffray, (d) the One Million Dollar ($1,000,000.00) Hixson Settlement, and (e) miscellaneous other litigation recoveries which collectively for the period totals less then One Million Dollars ($1,000,000.00). A hearing on the application has been scheduled before the United States Bankruptcy Court on November 4, 1996(4).

          The remaining defendant in the Litigation(5) is Westinghouse Electric Corporation. On March 31, 1996, the Trustee filed with the Court a revised damage calculation. Westinghouse adamantly disputed the Trustee's damage claims and filed motions to strike the revised damage calculation. At various pretrial hearings beginning on July 30, 1996 and continuing on various days thereafter, the Court struck some of the Trustee's remaining causes of action against Westinghouse and substantially reduced the amount of possible damages recoverable from that sought by the Trustee in his March 31, 1996 revised damage calculation. A further hearing in the Litigation has been scheduled by the Court for October 15, 1996. The Trustee continues to believe that Westinghouse will have to defend the litigation on the merits.

          As with any litigation, the ultimate net return to the estate from the remaining defendants (i.e., Westinghouse and those defendants specified in footnote 5 hereof) is uncertain. It is estimated that the litigation, taking into account appeals, may take years to fully resolve.

     2. On July 17, 1996 the Trustee entered into a comprehensive settlement agreement with National Union Fire Insurance Company of Pittsburgh, Pennsylvania ("National Union") and Mark E. Rinehart wherein the Company would waive all claims against National Union and Rinehart (and vice-versa) in exchange for a payment of $400,000.00 by National Union to the Company. The settlement agreement itself must be read in its entirety for all terms and conditions. The agreement was conditioned upon approval by the United States Bankruptcy

___________________________

(3) Concerning Beus, Gilbert & Morrill's ("BGM") Fourth Fee Application, on September 5, 1996, BGM was paid $21,450,000.00 from the Deloitte & Touche settlement proceeds as authorized by the Bankruptcy Court in its July 23, 1996 order.

(4) Beus, Gilbert & Morrill is also seeking at the November 4, 1996 hearing (based upon its thirteenth interim cost application) reimbursement for litigation costs expended during the period from June 1, 1996 to September 30, 1996 which total $655,956.09.

(5) Defendants in separate actions which were severed from the Litigation are Calpine Corporation, William Cerutti, Ronald Yanke and Dinuba Energy.


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          Court.  The hearing on the Trustee's  Motion to Approve the Settlement was heard as scheduled on August 20, 1996 at which hearing the Court approved the Motion. The settlement payment of $400,000.00 was paid to the Company on September 6, 1996.

In addition to the above described litigation matters, the Company continues in its business operations. Significant actions and events during September 1996 related to business matters are as follows:

     1. The Trustee and his counsel continue to monitor the Company's 50% general partnership interest in NCA #1 owned through the Company's wholly owned subsidiary, Bonneville Nevada Corporation. NCA #1 is a Nevada general partnership that owns an 85-megawatt cogeneration project located near Las Vegas, Nevada. As previously reported, Nevada Power Company ("NPC") curtailed its purchases of electrical power from NCA #1 during significant portions of 1994 and 1995. The curtailments have continued during 1996.

          As previously reported, NCA #1 together ith NCA #2 (a related power project in which the Company does not have any ownership interest) filed a Demand for Arbitration and Statement of Claims with the Las Vegas office of the American Arbitration Association ("AAA") seeking redress of the NPC curtailments during 1994-1995. NPC filed a petition with the Eighth Judicial District Court for Clark County Nevada seeking to enjoin the arbitration. This petition was denied both upon initial consideration and upon a Motion for Reconsideration. The Arbitration proceeded and has now been concluded. NPC filed an appeal with the Nevada Supreme Court relative to its Motion to Enjoin Arbitration. In response, NCA #1 and NCA #2 filed its Answering Brief with the Supreme Court on August 9, 1996 and NPC filed its reply brief on September 11, 1996. Oral arguments on the appeal are expected to be heard in the Spring of 1997.

          Since January 1, 1996, curtailments of NCA #1 have continued but at a significantly lower level than during the same period in 1995. No NPC curtailments occurred during the reporting period. There is no assurance that this trend will continue. It is NCA #1's position that the curtailments are in possible violation of applicable curtailment protocols and possible breach of NCA #1's Power Purchase Contract with NPC. The Trustee will continue to monitor this situation.

          On June 7, 1995, NPC filed a petition with the Public Service Commission of Nevada ("PSCN") seeking to ratify its prior curtailment practices. NCA #1 filed an objection to this petition and the First Judicial District Court of the State of Nevada stayed further action on the petition pending resolution of collateral matters. On September 18, 1996 NPC has submitted a motion to clarify and limit the scope of the stay relative to other cogeneration facilities which may have a collateral effect upon the First Judicial District Court's prior rulings. NCA # has prepared its brief in opposition and the Trustee will also monitor this litigation.



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


          On September 27, 1996, NCA #1 was served with Findings and Notices of Violation issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system to control NOx emissions. NCA #1 refutes these allegations and has commenced appropriate administrative measures in response to the EPA's allegations.

          On September 27, 1996 the Trustee gave notice of his intent to use estate funds totaling approximately One Million Dollars ($1,000,000.00) (which sum includes principal, interest and fees) to fully satisfy (prepay) the obligation owing Bank of Tokyo on its secured claim (secured by the stock of Bonneville Nevada Corporation, a wholly owned subsidiary of the company, having a 50% partnership interest in the NCA #1 project).

Analysis of Claims and Possible Distributions.

Claims against the Bonneville Pacific bankruptcy estate total several hundred million dollars; starting in October this amount will be reduced by approximately Two Hundred and Thirty Million Dollars ($230,000,000.00) in booked and unbooked liabilities due to the Trustee's settlement with Portland (as discussed in this narrative). The exact amount of such claims (which include unfiled claims relating to the purchase or sale of the Company's stock and bonds for which a December 16, 1996 bar date has now been established) is still undetermined and the distribution priority for such claims is still being researched, investigated, litigated or negotiated by the Trustee and other parties in interest(6).

On  August  20,  1996  the  Trustee  filed  a  Motion  for  Establishment  of  a
Supplementary Claims Bar Date seeking to set December 16, 1996 as the supplementary claims bar date by which all creditors of Bonneville who had not previously been adequately notified to file claims must complete and file a proof of claim with the Clerk of the Bankruptcy Court. The Trustee believes that most of the new claims which may be filed would relate to possible claims against Bonneville arising out of the purchase or sale of its securities. The Motion also sought approval of a form of notice to be sent to potential creditors, approval of a form proof of claim, approval of a procedure to identify potential claimants and a procedure for notice by publication. A hearing on the Motion was scheduled before the Bankruptcy Court on September 10, 1996. No objections to the Motion were filed and at the hearing the Court granted the Motion and signed an order establishing the supplementary claims bar deadline. Consequently, the Trustee is proceeding with the action authorized by the order granting the Motion. Pursuant to the Order Approving the Motion, notice has been sent to more than 5,000

_________________________

(6) On or about October 10, 1996, the Bankruptcy Court entered an order approving a June 30, 1995 settlement agreement between the Trustee and the law firm of Parsons, Behle and Latimer ("PBL"). In the settlement PBL (who had been special counsel for the Debtor-In-Possession) will be paid by the Company the sum of $100,000.00 in complete satisfaction of all administrative claims PBL may possess against the Bonneville bankruptcy estate.

potential claimants and notice has been published in newspapers throughout the United States

At this time it is not clear what postpetition taxes for periods after April 30, 1995, if any, are owed by the Company.7 In light of the material litigation settlements which have occurred after May 1, 1996, in an effort to resolve tax issues the Trustee currently intends to file with the Internal Revenue Service and other appropriate taxing authorities an application to change the Company's tax year from one ending on April 30th to one ending on December 31st. The Trustee desires to change the Company's tax year period (if changed the Company's present tax year would be from May 1, 1996 through December 31, 1996 and thereafter would be on a calendar year basis) in order to facilitate the filing of a plan of reorganization of the Company. By shortening the Company's tax year, the Trustee may be able to receive a prompt tax determination for the tax year ending December 31, 1996, which determination will facilitate any party in interest filing a plan of reorganization because the amount of tax owed by the Debtor, if any, should be quantified (See 11 U.S.C. Section 505).

At this time it is not known whether interest will ever be paid on any allowed unsecured claim because (a) it is not at all clear that the estate will possess sufficient funds to pay interest on any particular class of claims, and (b) the law concerning payment of interest to any particular class of claims is not clear and therefore even if sufficient funds did exist, the issue of payment of interest (and the rate of interest, if any) to any particular class of claims would have to be either consensually resolved in a plan of reorganization or would have to be adjudicated by a court of competent jurisdiction.

No plan of reorganization negotiations which include the Trustee are now being conducted. However, in light of the settlements to date reached in the Litigation and in light of the recent approval of the Portland Settlement, the Company is now in the position to have all claims filed and to begin the process of formulating and proposing a plan of reorganization. Plan negotiations with creditors will not begin at the earliest for several weeks and it will be several months, if not substantially more, before any creditor with an allowed claim can anticipate receiving any distribution from the estate.

For a discussion of some of the claims against the estate, see Section VII of the Trustee's Fourth Annual Report for the period from July 1, 1995 through June 30, 1996 (attached hereto) as well as the discussion in this narrative. Claims of the bondholders (debenture holders) may be subordinate in payment priority to the claims of banks and those creditors similarly situated.

The Trustee has employed the law firm of Weil, Gotshall & Manges, L.L.P., with its principal office in New York City, as Special Plan Counsel. The purpose of the employment includes, but is not limited to, advising the Trustee concerning tax issues and assisting the Trustee and his General Counsel concerning a plan of reorganization and issues relating thereto.

________________________

(7) The Company's consolidated income tax returns for the tax year ending April 30, 1996 have not yet been filed but appropriate extensions have been received by the Company.

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                    Cash Receipts and Disbursements Statement
                   For Period September 1 - September 30, 1996

------------------------------------------------------------------------------



                               CASH RECONCILIATION


1.    Beginning Cash Balance:                               $54,495,581.18

2.    Cash Receipts: (See Page 2 of 2)                       85,282,729.75

3.    Cash Disbursements: (See Page 2 of 2)                 (23,406,763.83)

4.    Net Cash Flow:                                         61,875,965.92

5.    Ending Cash Balance: (to Form 2-C)                   $116,371,547.10

                     CASH ACCOUNT SUMMARY - ENDING BALANCES


ACCOUNT                             AMOUNT             FINANCIAL INSTITUTION

PAYROLL ACCOUNT                    $1,082.87        FIRST SECURITY BANK OF UTAH
PAYROLL TAX ACCOUNT                   360.91        KEY BANK OF UTAH
GENERAL CORP CASH                 386,526.45        KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT     1,986,392.85   (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE - CD ACCT     10,701,362.96   (A)  US BANK
CHPTR 11 TRUSTEE - JNT CD       5,208,408.50   (A)  KEY BANK OF UTAH
CHPTR 11 TRUSTEE JOINT ACCT     5,128,505.53   (A)  BANK ONE
CHPTR 11 TRUSTEE JT SAVINGS       344,738.41   (A)  BANK ONE
UNITED STATES TREASURY BONDS   92,445,933.21        BANK ONE
PROCEEDS FROM ASSET SALES           3,946.75   (A)  KEY BANK OF UTAH
NCA 1 SALES TAX ESCROW                  0.00*  (B)  ABN AMRO BANK OF NEW YORK
KYOCERA MAINTENANCE RESERVE       164,288.66        KEY BANK OF UTAH

                             $116,371,547.10

*  RESTRICTED CASH                     $0.00

(A) Accounts requiring signatures of both the US Trustee and Chapter 11 Trustee for disbursements.

(B) Funds on deposit in the NCA 1 Sales Tax Escrow account were pledged as collateral to the State of Nevada. The final transfer was made in September. The account was closed and the requirements of the State of Nevada relating to sales tax reserves have been met.

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                    Cash Receipts and Disbursements Statement
                   For Period September 1 - September 30, 1996
-----------------------------------------------------------------------------


                             CASH RECEIPTS JOURNALS

   BANK ACCOUNT                           TOTAL               PAGE REF

PAYROLL ACCOUNT                         $21,780.60              17-A
PAYROLL TAX ACCOUNT                       9,994.09              18-B
GENERAL CORP CASH                     1,976,612.73              19-C
CHPTR 11 TRUSTEE JOINT ACCT           1,216,585.49              21-E
CHPTR 11 TRUSTEE - CD ACCT                    0.00              N/A
CHPTR 11 TRUSTEE - JNT CD                     0.00              N/A
CHPTR 11 TRUSTEE JOINT ACCT              64,660.39              22-F
CHPTR 11 TRUSTEE JT SAVINGS          55,536,082.89              23-G
UNITED STATES TREASURY BONDS        121,062,500.76              24-H
PROCEEDS FROM ASSET SALES                    10.18              25-I
NCA 1 SALES TAX ESCROW                      101.56              26-J
KYOCERA MAINTENANCE RESERVE              11,744.21              27-K

                                    179,900,072.90
    LESS:  ACCOUNT TRANSFERS        (94,617,343.15)

    TOTAL CASH RECEIPTS              $85,282,729.75

                           CASH DISBURSEMENTS JOURNALS

   BANK ACCOUNT                          TOTAL                PAGE REF

PAYROLL ACCOUNT                        $21,814.00               17-A
PAYROLL TAX ACCOUNT                      9,999.05               18-B
GENERAL CORP CASH                    1,967,866.84               20-D
CHPTR 11 TRUSTEE JOINT ACCT                 43.32               21-E
CHPTR 11 TRUSTEE - CD ACCT                   0.00               N/A
CHPTR 11 TRUSTEE - JNT CD                    0.00               N/A
CHPTR 11 TRUSTEE JOINT ACCT                  0.00               22-F
CHPTR 11 TRUSTEE JT SAVINGS         55,233,548.40               23-G
UNITED STATES TREASURY BONDS        60,764,781.81               24-H
PROCEEDS FROM ASSET SALES                    0.00               25-I
NCA 1 SALES TAX ESCROW                  26,053.56               26-J
KYOCERA MAINTENANCE RESERVE                  0.00               27-K

                                   118,024,106.98
     LESS:  ACCOUNT TRANSFERS      (94,617,343.15)

     TOTAL CASH DISBURSEMENTS      $23,406,763.83

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                                 Payroll Account
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------





                              CASH RECEIPTS JOURNAL


 DATE           DOC #           PAYOR                  AMOUNT     DESCRIPTION

9/11/96       CK# 5859       BPC - GENERAL          $11,187.36  PAYROLL TRANSFER
9/26/96       CK# 5868       BPC - GENERAL           10,593.24  PAYROLL TRANSFER

                             TOTAL CASH RECEIPTS    $21,780.60





                           CASH DISBURSEMENTS JOURNAL


 DATE           DOC #           PAYEE                 AMOUNT      DESCRIPTION

9/15/96                    PAYROLL SUMMARY           $11,187.36
9/30/96                    PAYROLL SUMMARY            10,593.24
9/30/96       BNK STMT     KEY BANK OF UTAH               33.40  SERVICE CHARGE

                           TOTAL CASH DISBURSEMENTS  $21,814.00















                                      17-A

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                               Payroll Tax Account
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE           DOC #           PAYOR                 AMOUNT      DESCRIPTION

9/11/96       CK# 5860       BPC - GENERAL          $5,271.14   PR TAX TRANSFER
9/26/96       CK# 5869       BPC - GENERAL           4,722.95   PR TAX TRANSFER

                             TOTAL CASH RECEIPTS    $9,994.09




                           CASH DISBURSEMENTS JOURNAL


 DATE           DOC #           PAYEE                 AMOUNT      DESCRIPTION

9/11/96       CK# 1205       KEY BANK OF UTAH       $4,400.91   FED TAX DEPOSIT
9/26/96       CK# 1206       KEY BANK OF UTAH        3,921.69   FED TAX DEPOSIT
9/26/96       CK# 1207       UT STATE TAX COMMISSION 1,671.49   STATE INCOME TAX
9/30/96       BNK STMT       KEY BANK OF UTAH            4.96     SERVICE CHARGE

                           TOTAL CASH DISBURSEMENTS $9,999.05



















                                      18-B

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                                General Corp Cash
                   For Period September 1 - September 30, 1996
-------------------------------------------------------------------------------






                              CASH RECEIPTS JOURNAL



 DATE     DOC #       PAYEE                 AMOUNT      DESCRIPTION

9/17/96 DS091796  SAN DIEGO GAS & ELECTRIC  $3,829.83   ENERGY REV-KYOCERA
9/17/96 DS091796  MORRIS TRAVEL                194.00   EXPENSE REIMBURSEMENT
9/20/96 DS092096  BONNEVILLE NEVADA CORP 1,800,000.00   DIVIDEND PAYMENT
9/26/96 DS092696  BONNEVILLE PACIFIC SVCS   40,238.72   EXPENSE REIMBURSEMENT
9/26/96 DS092696  BONNEVILLE NEVADA CORP    20,807.05   EXPENSE REIMBURSEMENT
9/26/96 DS092696  KYOCERA AMERICA          101,093.31   ENERGY REV-KYOCERA
9/26/96 DS092696  RAY HIXSON TRUST           7,956.38   INSURANCE REIMBURSEMENT
9/30/96 BNK STMT  KEY BANK OF UTAH           2,493.44   INTEREST INCOME

                  TOTAL CASH RECEIPTS   $1,976,612.73














                                      19-C

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                                General Corp Cash
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                           CASH DISBURSEMENTS JOURNAL



 DATE   CHECK #        PAYEE                  AMOUNT       DESCRIPTION

9/3/96  1005828  AIRBORNE EXPRESS                 9.98 EXPRESS MAIL EXPENSE
9/3/96  1005829  AMPCO SYSTEM PARKING           591.00 RENT - PARKING
9/3/96  1005830  BPC-KYOCERA MAINT RESERVE   11,195.00 TRANSFER - MAINT RESERVE
9/3/96  1005831  GEM INSURANCE CO.            4,040.00 INSURANCE - HEALTH
9/3/96  1005832  MOUNT OLYMPUS WATER             28.92 OFFICE SUPPLIES & EXP
9/3/96  1005833  MOUNTAIN STATES OFF PRODUCTS   143.27 OFFICE SUPPLIES & EXP
9/3/96  1005834  SECRETARY OF STATE OF CA        10.00 OFFICE SUPPLIES & EXP
9/3/96  1005835  SEDGWICK JAMES OF COLORADO  52,885.00 INSURANCE-PROP & ERTHQK
9/3/96  1005836  STEVEN H STEPANEK              528.82 TRAVEL REIMBURSEMENT
9/3/96  1005837  TOWN OF SHELDON TOWN TREAS   2,191.49 PROPERTY TAXES
9/3/96  1005838  US WEST COMMUNICATIONS         878.16 TELEPHONE EXPENSE
9/3/96  1005839  WELLS FARGO BANK                45.00 401K TRUST FEES
9/3/96  1005840  ALPHA GRAPHICS LITIGATION      576.00 OFFICE SUPPLIES & EXP
9/6/96  1005841  50 WEST BROADWAY ASSOC INC  12,413.00 RENT-OFFICE SPACE & PRKG
9/6/96  1005842  AIRBORNE EXPRESS                19.96 EXPRESS MAIL EXPENSE
9/6/96  1005843  AUTOMATED OFFICE SYSTEMS I     310.95 OFFICE SUPPLIES & EXP
9/6/96  1005844  BENEFICIAL LIFE INSURANCE      727.24 INSURANCE LIFE
9/6/96  1005845  INTERWEST GROUP INC             45.00 OFFICE SUPPLIES & EXP
9/6/96  1005846  MOUNT OLYMPUS WATER             10.61 OFFICE SUPPLIES & EXP
9/6/96  1005847  MOUNTAIN STATES OFF PRODUCTS   165.56 OFFICE SUPPLIES & EXP
9/6/96  1005848  OMNI COMPUTER PRODUCTS         559.65 OFFICE SUPPLIES & EXP
9/6/96  1005849  THE PLANT GALLERY               69.50 OFFICE SUPPLIES & EXP
9/6/96  1005850  THE PRUDENTIAL               1,273.53 INSURANCE - DISABILITY
9/6/96  1005851  PREFERRED DATA SUPPLY INC      508.72 OFFICE SUPPLIES & EXP
9/6/96  1005852  STATE OF UTAH                   10.00 OFFICE SUPPLIES & EXP
9/6/96  1005853  TRAVEL ZONE CRUISE ZONE      1,774.90 TRAVEL EXPENSE
9/6/96  1005854  WESTERN TRAVEL INC           3,299.64 TRAVEL EXPENSE
9/6/96  1005855  XEROX CORPORATION              329.90 OFFICE SUPPLIES & EXP
        1005856  VOID
9/6/96  1005857  FIDELITY TRANSFER COMPANY      800.00 OFFICE SUPPLIES & EXP
9/10/96 1005858  VISIBLE COMPUTER SUPPLY CO      63.77 OFFICE SUPPLIES & EXP
9/11/96 1005859  BONNEVILLE PACIFIC/PAYROLL  11,187.36 TRANSFER-PAYROLL ACCT
9/11/96 1005860  BPC PAYROLL TAX ACCOUNT      5,271.14 TRANSFER-PAYROLL TAX ACCT
9/11/96 1005861  WELLS FARGO BANK               788.67 401K CONTRIBUTIONS
9/13/96 1005862  GENERATOR POWER SYSTEMS IN  12,347.15 O&M EXPENSE KYOCERA
9/13/96 1005863  MOUNT OLYMPUS WATER             34.70 OFFICE SUPPLIES & EXPENSE
9/13/96 1005864  REDMAN VAN & STORAGE CO IN     611.83 RENT - STORAGE
9/13/96 1005865  SEDGWICK JAMES OF COLORADO     200.00 INSURANCE - POLICY FEES

9/20/96 1005866  BOT FINANCIAL CORP       1,800,000.00 LOAN PAYMENT
9/24/96 1005867  LAW MAIL                     3,500.00 OFFICE SUPPLIES & EXPENSE
9/26/96 1005868  BONNEVILLE PACIFIC/PAYROLL  10,593.24 TRANSFER-PAYROLL ACCT
9/26/96 1005869  BPC PAYROLL TAX ACCOUNT      4,722.95 TRANSFER-PAYROLL TAX ACCT
9/26/96 1005870  WELLS FARGO BANK               788.67 401K CONTRIBUTIONS
9/26/96 1005871  CASH                           484.97 OFFICES SUPPLIES & EXP
9/26/96 1005872  CBSA-CORP BENEFIT SVCS OF   21,782.27 INSURANCE HEALTH
9/30/96 BNK STMT KEY BANK                        49.32 SERVICE CHARGE

                 TOTAL CASH DISBURSMTS    1,967,866.84








































                                      20-D

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                        Chapter 11 Trustee Joint Account
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE           DOC #           PAYOR                AMOUNT      DESCRIPTION

9/05/96       GJ278      BONNEVILLE PACIFIC CORP  $783,781.50   TRANSFER
9/06/96       GJ278      NATIONAL UNION            400,000.00   SETTLEMENT PYMT
9/18/96       GJ278      ABN AMRO                   26,053.56   TRANSFER
9/30/96       BNK STMT   KEY BANK OF UTAH            6,750.43   INTEREST INCOME

                         TOTAL CASH RECEIPTS    $1,216,585.49




                           CASH DISBURSEMENTS JOURNAL


 DATE           DOC #           PAYEE                AMOUNT      DESCRIPTION

9/30/96       BANK STMT  KEY BANK OF UTAH              $43.32 BANK SERVICE CHRG






















                                      21-E

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                         Chapter 11 Trustee - CD ACCOUNT
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE           DOC #           PAYOR                 AMOUNT      DESCRIPTION

9/30/96       AJE0907        BANK ONE               $64,660.39  INTEREST INCOME



                           CASH DISBURSEMENTS JOURNAL


 DATE           DOC #           PAYEE                 AMOUNT      DESCRIPTION

                             NONE



























                                      22-F

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                          Chapter 11 Trustee JT Savings
                   For Period September 1 - September 30, 1996
-----------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE           DOC #           PAYOR               AMOUNT      DESCRIPTION

9/04/96       GJ279          FRASER BEATTY      $9,999,996.00 SETTLEMENT PAYMENT
9/12/96       GJ279          BANK ONE           22,260,000.00 TRANSFER
9/19/96       GJ279          PIPER JAFFRAY       7,000,000.00 SETTLEMENT PAYMENT
9/26/96       GJ279          BANK ONE           16,271,000.00 TRANSFER
9/30/96       BANK STMT      BANK ONE                5,086.89 INTEREST INCOME

                                               $55,536,082.89



                           CASH DISBURSEMENTS JOURNAL

 DATE    DOC #      PAYEE                     AMOUNT       DESCRIPTION

9/06/96 GJ279     BONNEVILLE PACIFIC CORP  $9,800,129.86 TRANSFER TO SECURITIES
9/06/96 GJ279 BONNEVILLE PACIFIC CORP 21,664,118.34 TRANSFER TO SECURITIES 9/20/96 GJ279 BONNEVILLE PACIFIC CORP 7,499,285.61 TRANSFER TO SECURITIES 9/26/96 GJ279 BONNEVILLE PACIFIC CORP 16,270,004.59 TRANSFER TO SECURITIES
9/30/96 BANK STMT BANK ONE                         10.00 BANK SERVICE CHARGE

                                          $55,233,548.40















                                      23-G

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                        Short Term Marketable Securities
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE     DOC #        PAYOR                    AMOUNT          DESCRIPTION

9/05/96  GJ279     US BANK                $22,215,759.16 DELOITTE & TOUCHE STLMT
9/05/96  GJ279     US BANK                     18,022.65 GAIN ON SALE OF T-BILL
9/05/96  GJ279     US BANK                 21,138,305.97 DELOITTE & TOUCHE STLMT
9/05/96  GJ279     US BANK                 21,998,259.51 DELOITTE & TOUCHE STLMT
9/06/96  GJ279     BONNEVILLE PACIFIC CORP  9,800,129.86 TRANSFER
9/12/96  GJ279     BONNEVILLE PACIFIC CORP 21,664,118.34 TRANSFER
9/20/96  GJ279     BONNEVILLE PACIFIC CORP  7,499,285.61 TRANSFER
9/26/96  GJ279     BONNEVILLE PACIFIC CORP 16,270,004.59 TRANSFER
9/30/96  BANK STMT BANK ONE                   458,615.07 INTEREST

                                          $121,062,500.76



                           CASH DISBURSEMENTS JOURNAL


 DATE     DOC #        PAYEE                    AMOUNT          DESCRIPTION

9/05/96  GJ279      BEUS GILBERT & MORRILL $21,450,000.00    PROFESSIONAL FEES
9/05/96  GJ279      BONNEVILLE PACIFIC CORP    783,781.50    TRANSFER
9/05/96  GJ279      US BANK                           .31    SERVICE CHARGE
9/12/96  GJ279      BONNEVILLE PACIFIC CORP 22,260,000.00    TRANSFER
9/26/96  GJ279      BONNEVILLE PACIFIC CORP 16,271,000.00    TRANSFER

                                           $60,764,781.81











                                      24-H

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                            Proceeds From Asset Sales
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------





                              CASH RECEIPTS JOURNAL


 DATE       DOC #            PAYOR           AMOUNT              DESCRIPTION

9/30/96   BNK STMT       KEY BANK OF UTAH    $10.18             INTEREST INCOME




                           CASH DISBURSEMENTS JOURNAL


 DATE       DOC #            PAYEE           AMOUNT              DESCRIPTION

                          NONE

























                                      25-I

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                             NCA 1 Sales Tax Escrow
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------





                              CASH RECEIPTS JOURNAL


 DATE       DOC #           PAYOR               AMOUNT          DESCRIPTION

9/30/96   BNK STMT       KEY BANK OF UTAH      $101.56        INTEREST INCOME




                           CASH DISBURSEMENTS JOURNAL


 DATE       DOC #           PAYEE                AMOUNT          DESCRIPTION

9/18/96    GJ278         ABN AMRO            $26,053.56        TRANSFER







`

















                                      26-J

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                           Kyocera Maintenance Reserve
                   For Period September 1 - September 30, 1996
------------------------------------------------------------------------------




                              CASH RECEIPTS JOURNAL


 DATE       DOC #         PAYOR                   AMOUNT       DESCRIPTION

9/03/96   CK# 5830   BONNEVILLE PACIFIC CORP    $11,195.00     TRANSFER
9/30/96   BNK STMT   KEY BANK OF UTAH               549.21     INTEREST INCOME

                     TOTAL CASH RECEIPTS        $11,744.21




                           CASH DISBURSEMENTS JOURNAL


 DATE       DOC #         PAYEE                   AMOUNT        DESCRIPTION

            NONE






                                      27-K

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                                  Balance Sheet
                            As of September 30, 1996
-----------------------------------------------------------------------------

ASSETS
Current Assets:
   Cash                                       $116,371,547
   Accounts receivable - trade                      94,553
   Accounts receivable - settlements
   (Note 7)                                      4,350,000
   Accounts receivable - affiliates                258,555
   Prepaid Insurance                                62,104
   Accrued interest receivable                     608,670
   Total current assets                                       $121,745,429
Fixed Assets:
   Land                                            198,424
   Equipment, furniture and fixtures             3,745,635
   Total fixed assets                            3,944,059
   Less:     Accumulated depreciation           (2,937,990)
   Net fixed assets                                              1,006,069
Other Assets:
   Investment in and advances to subsidiaries
   and partnership                              28,467,652
   Other assets                                     62,446
   Total other assets                                           28,530,098
TOTAL ASSETS                                                  $151,281,596

LIABILITIES
Post-petition liabilities:
   Accounts payable - trade                        $59,823
   Accounts payable - professional fees
   and costs (Note 7)                            9,398,028
   Accrued income taxes payable                  1,324,056
   Taxes payable (Note 9)                           86,463
   Accrued interest                                  3,479
   Total post-petition liabilities                             $10,871,849
Pre-petition liabilities:
   Priority claims                                  61,186
   Secured debt                                    942,336
   Unsecured debt  (Notes 1, 5 and 9)          131,840,639
Total pre-petition liabilities                                 132,844,161
TOTAL LIABILITIES                                              143,716,010
Commitments and Contingent Liabilities (Notes 3, 4 and 6)

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                                  Balance Sheet
                      As of September 30, 1996 (continued)

OWNERS' EQUITY
Capital stock or owners' investment               213,752
Paid-in-capital                                91,835,029
Treasury stock                                 (2,308,255)
Retained earnings:
      Pre-petition                            (56,551,908)
      Post-petition                           (25,623,032)
TOTAL OWNERS' EQUITY (Notes 3, 4 and 6)                        7,565,586
TOTAL LIABILITIES AND OWNERS' EQUITY                        $151,281,596

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                            Profit and Loss Statement
                   For Period September 1 - September 30, 1996
-----------------------------------------------------------------------------


Gross operating revenue                 $188,596
Less discount, returns and allowances          0
 Net operating revenue                                    $   188,596

 Cost of goods sold                                           (99,972)

 Gross profit                                                  88,624

Operating expenses:
 Salaries and wages                       32,309
 Rent and leases                          12,263
 Payroll taxes                             1,678
 Insurance                                 5,420
 Other                                    58,456
 Total operating expenses                                    (110,126)

 Operating income (loss)                                      (21,502)

Legal and professional fees and costs
 (Note 7)                              6,754,056
Depreciation, depletion and amortization   1,203
Interest expense (Note 9)                 24,047
 Total                                                     (6,779,306)
 Net operating income (loss)                               (6,800,808)

Non-operating income and (expenses):
 Interest income                         482,108
 Other income                              3,282
 Other income - settlements (Note 7)  20,007,956
 Equity in earnings (losses)
  of subsidiariesand partnerships
     (Note 2)                            792,247
     Net non-operating income or (expenses)                21,285,593

     Net income (loss) before income taxes                 14,484,785

     Provision for income taxes (Note 8)                      291,696
     NET INCOME (LOSS)                                    $14,193,089

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      General Notes to Financial Statements
                  For Period September 1 to September 30, 1996
-----------------------------------------------------------------------------


1. The Balance Sheet and Income Statement of Bonneville Pacific Corporation, included in the Monthly Financial Report, are prepared on the accrual basis. As a result, revenues are generally recorded when earned rather than when received and expenses are generally recognized when the obligation is incurred rather than when the expenses are paid. During bankruptcy accrued interest payable is recorded only on post petition debt and pre-petition secured debt to the extent that the underlying collateral equals or exceeds the outstanding principal plus the accrued interest payable. Specifically, prepetition unsecured debt does not include any accrual of interest after December 5, 1991. These financial statements are prepared in a format required by the U.S. Bankruptcy Code. While every effort is made to comply with generally accepted accounting principles (GAAP), these financial statements may not comply with GAAP in all respects. Also see the narrative which is attached hereto.

2. Equity in earnings of subsidiaries and partnerships represents an accrual of the Company's share of earnings or losses of its operating subsidiaries and partnerships. These earnings are affected by a number of factors including seasonality, operating costs and operating efficiency. The operating entities which comprise these earnings include Bonneville Pacific Services Company, Bonneville Fuels Corporation, and Bonneville Nevada Corporation through its investment in the NCA #1 Partnership.

3. The balance sheet does not reflect deeply subordinated claims totalling $14,945,000 which are claims resulting from court approved settlement agreements pursuant to which a creditor has agreed to subordinate its particular claim in payment priority to all other claims of any kind whatsoever including, but not limited to late filed claims, subordinated debenture holder claims, equity claims, claims of equity holder or subordinated debenture holders who had sold their stock or bonds, and claims which have been subordinated pursuant to 11 U.S.C. Section 510 (b).

4. The balance sheet does not reflect CIGNA's settled and allowed $10,000,000 subordinated claim which is on par with any allowed equity claims.

5.   Included  in  recorded   liabilities  are   liabilities  of   approximately
     $31,000,000 that are being disputed by the Trustee. In addition, some other liabilities are being investigated by the Trustee for possible objection.

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      General Notes to Financial Statements
                  For Period September 1 to September 30, 1996
------------------------------------------------------------------------------


6. Total liabilities as shown in the accompanying balance sheet do not reflect certain liabilities and other claims, contingent or otherwise, that are the subject matter of filed or potentially filed claims. To date, claims and potential claims have been estimated to exceed $350,000,000. This amount includes claims under investigation, potential claims of limited partners, potential claims of equity holders, disputed claims, and accrued interest on certain claims, and potential administrative fees as may be allowed by the Bankruptcy Court. See narrative for information concerning December 16, 1996 supplemental claims bar dead line.

7. Accounts Receivable Settlements represent only court approved settlements where all conditions precedent have occurred and the settlements were fully effective as of September 30, 1996 and are reflected on the September 30, 1996 Financial Statements.

     Settlements reached between the Trustee and any person or entity where all conditions for the settlement to become fully effective has not occurred as of September 30, 1996 are not reflected on the September 30, 1996 Financial Statements. Such settlements include those with:

     Portland General                                  $30,621,000
     Waiver of Book Obligations
     Kidder Peabody                                    $15,000,000
     Cash settlement

     Contingent professional fees of up to approximately $5,000,000 relating to these settlements have not been reflected on the financial statements (further information concerning these settlements is contained in the narrative, which is attached).

8. As of April 30, 1995, Bonneville and Subsidiaries had approximately $124,000,000 in federal net operating loss carryforwards and approximately $114,000,000 in alternative minimum tax loss carryforwards for Federal Income Tax purposes. Pursuant to current tax law, only 90 percent of current alternative minimum taxable income can be offset by alternative minimum tax loss carryforwards. The financial statements reflect the accrual of an estimated $2,200,000 alternative minimum tax liability resulting from operations and the receipt of proceeds from settlements.

9. Interest expense and accrued interest payable that are reflected on the financial statements are related only to financial obligations incurred post-bankruptcy and do not relate to pre- bankruptcy liabilities.


                         BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                     Taxes Payable Schedule (Post-Petition)
                  For Period September 1 to September 30, 1996
----------------------------------------------------------------------------------------------------------------------------------


                             Beginning                                     Payments       Date      Check     Ending
                             Balance         Adjustments    Additions      Deposits       Paid      Numb.     Balance

Income tax withheld:
  Federal                         $-0-       $              $  (4,966.28)  $  2,641.59    9/11/96   1205
                                                                              2,324.69    9/26/96   1206      $-0-

  State                            -0-                         (1,671.49)     1,671.49    9/26/96   1207       -0-

FICA tax withheld                  -0-                         (1,678.16)       879.66    9/11/96   1205
                                                                                798.50    9/26/96   1206       -0-

Employer's FICA tax                -0-                        (1,678.16)        879.66    9/11/96   1205
                                                                                798.50    9/26/96   1206       -0-

Unemployment tax:
  Federal                          -0-                                                                         -0-
  State                            -0-                                                                         -0-

Sales, use & excise taxes          -0-                                                                         -0-
Property taxes                  (84,246.00)                   (2,217.00)                                      (86,463.00)

Accrued income tax:
  Federal                    (1,109,103.00)                 (291,696.00)                                      (1,400,799.00)
  State                          76,743.00                                                                        76,743.00

Delaware franchise tax             -0-                                                                         -0-

Employee withholding               -0-                        (1,577.34)        788.67    9/11/96   1005861    -0-
                                                                                788.67    9/26/96   1005870
TOTALS                       ($1,116,606.00) $    -0-       $(305,484.43)   $11,571.43                        (1,410,519)



                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                               Insurance Schedule
                  For Period September 1 to September 30, 1996
------------------------------------------------------------------------------


                                                                      Policy
                                                       Amount of      Expiration     Premium Paid
                            Carrier/Agent              Coverage       Date           Thru Date

Worker's Compensation       Various State Funds        Statutory
                                                       $1,000,000     (A)            09/30/96

General Liability           Travelers Insurance/
                            Sedgwick James              5,000,000     06/06/97       06/06/97

Vehicles                    Travelers Insurance/
[Hired/Non-owned]           Sedgwick James              5,000,000     06/06/97       06/06/97

Property:
   Bonneville Pacific       Federal Insurance Co./
                            Sedgwick James                735,000     08/17/96       08/17/97

   Kyocera                  Federal/Hartford Steam/
                            Sedgwick James              5,352,879     08/17/96       08/17/97

(A) All workers compensation insurance policies are insured through various state insurance funds. As such, they continue in force as premiums are paid and have no policy expiration dates.




                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                      Accounts Receivable and Payable Aging
                  For Period September 1 to September 30, 1996

----------------------------------------------------------------------------




                                   Non-Affiliate
                                     Accounts                     Accounts
                                    Receivable                     Payable

Under 30 days                      $ 4,443,937                   $ 8,682,938
30 to 60 days                           19                             0
61 to 90 days                            9                             0
Over 90 days                            588                          676,771

Total post-petition                  4,444,553                     9,359,709

Pre-petition amounts                     0                         3,994,994

Total accounts receivable            $ 4,444,553

Total accounts payable                                           $13,354,703

                                      Affiliate
                                       Accounts
                                      Receivable

Under 30 days                        $    21,663
30 to 60 days                              3,670
61 to 90 days                              3,691
Over 90 days                             229,531

Total post-petition affiliate
 accounts receivable                 $   258,555


(*) Accounts payable over 90 days past due primarily represents professional fees incurred prior to the Trustee's appointment currently being considered by the court for payment.

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
   Schedule of Payments of Fees and Costs to Attorneys and Other Professionals
                  For Period September 1 to September 30, 1996

------------------------------------------------------------------------------


                                                   Date of
                                                    Court         Estimated
                                   Amount Paid     Approval       Balance Due

Debtor's Counsel                       0                         $100,000*
Counsel for Unsecured
   Creditors' Committee                0                          139,487
Court Appointed Trustee                0                           64,499**
Trustee's Counsel                      0                          235,915**
Trustee's Accountants                  0                          175,224
Trustee's Special Plan Counsel         0                          100,000
Special Litigation Counsel for
   Trustee - Costs                     0                          655,926
   Trustee - Fees                      0                        7,494,267***
Buccino and Associates                 0                          132,853
Financial Advisors for
   Unsecured Creditors
   Committee                           0                          290,223
Creditor's Committee                   0                            9,634

   Total                               0                       $9,398,028

* Settlement amounts under advisement by the Court were approved on October 7, 1996.

** Includes only hourly rate and miscellaneous Trustee costs. Does not include any additional amounts that may be awarded by the court relating to 11 USC
     Section 326 or as an enhanced fee to either the Trustee or the Trustee's general counsel.

*** Includes an accrual for any contingent fees due as a result of court approved settlements or recoveries. Estimated contingent fees will be accrued when settlements are approved by the court and the accrual will be revised when fee applications are filed with the Bankruptcy Court.

Further information concerning settlements is contained in the narrative which is attached.

                     DEBTOR: BONNEVIllE PACIFIC CORPORATION
                               Case No. 91A-27701
                  Schedule of Payments to Principal/Executives
                  For Period September 1 to September 30, 1996

------------------------------------------------------------------------------



Payee Name             Position        Nature of Payment         Amount

Ralph F Cox            Director        Director fees               -0-

Calvin L Rampton       Director        Director fees               -0-

Clark M Mower          President       Salary                   12,014.60

                     DEBTOR: BONNEVILLE PACIFIC CORPORATION
                               Case No. 91A-27701
                            Quarterly Fee Summary (1)
                         Month Ended September 30, 1996

------------------------------------------------------------------------------



                           Cash            Quarterly       Payment
                        Disbursement       Fee Due         Check No.    Date

January               $1,328,436.60
February                 250,804.29
March  2,301,171.04
   Total 1st Quarter   3,880,411.93        $5,000.00        1005634   4/23/96

April    262,428.76
May                      113,914.30
June                     793,980.15
   Total 2nd Quarter   1,170,323.21         3,750.00        1005783   7/25/96

July                  14,435,215.07
August                 1,092,955.09
September             23,406,763.83
   Total 3rd Quarter  38,934,933.99

October
November
December
   Total 4th Quarter


(1) This summary is to reflect the current calendar year's information cumulative to the end of the current reporting period.